EXHIBIT 32.2
CERTIFICATION OF EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Entercom Communications Corp. (the “Company”) hereby certifies, to such officer’s knowledge, that:
(i)the accompanying Annual Report on Form 10-K of the Company for the annual period ended December 31, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: March 1, 2021

By:	/s/ Richard J. Schmaeling
Name:	Richard J. Schmaeling
Title:	Executive Vice President –Chief Financial Officer (principal financial officer)
A signed original of this written statement required by Section 906 has been provided to Entercom Communications Corp. and will be retained by Entercom Communications Corp. and furnished to the Securities and Exchange Commission or its staff upon request.